Exhibit 10.6

EXECUTION COPY

PURCHASE AGREEMENT

by and between

H-LINES HOLDING CORP.

(Company)

and

STOCKWELL FUND L.P.

(Purchaser)

Dated as of October 15, 2004

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of October 15, 2004 (this “Agreement”), by and between H-Lines Holding Corp., a Delaware corporation (the “Company”), and Stockwell Fund L.P., an Illinois limited partnership (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, the number of shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company (the “Preferred Shares”), and the number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Shares”; and together with the Preferred Shares, the “Company Securities”) set forth opposite the name of the Purchaser on Annex I hereto for the purchase price in cash specified in this Agreement; and

WHEREAS, the conditions precedent to the purchase of Company Securities by the Purchaser from the Company pursuant to this Agreement shall include the Purchaser agreeing to become a “Stockholder” under, party to and bound by (i) that certain Stockholders Agreement dated as of July 7, 2004, among the Company and such other parties whose names appear on the signature pages thereto, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Stockholders Agreement”), and (ii) that certain Amended and Restated Voting Trust Agreement dated as of October 15, 2004, among the Company, the Purchaser, John K. Castle and such other parties whose names appear on the signature pages thereto, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Voting Trust Agreement”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions.

As used in this Purchase Agreement, the following terms shall have the meanings ascribed to them below:

“Acquisition-Related Documents” shall mean this Agreement, the Stockholders Agreement, the Voting Trust Agreement, the Merger Agreement, the Put/Call Agreement, the Debt Documents, the Management Agreement, and the Executive Agreements.

“Affidavits” shall mean, with respect to any Person, an affidavit of such Person, in form and substance reasonably satisfactory to the Company, stating that the affiant thereunder is a Citizen of the United States, and disclosing such additional information (including, but not limited to, ownership and voting percentages, and status as a Citizen of the United States) with respect to all or any of its Related Persons, and such agreements or other documents (including, but not limited to, partnership agreements, limited liability company agreements, certificates of incorporation, bylaws and investment adviser agreements) of the affiant or all or any of its Related Persons, as may be required by the Company in its reasonable discretion.

“Agreement” shall have the meaning ascribed to such term in the caption to this Purchase Agreement.

“Applicable Law” shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“business day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York, or Charlotte, North Carolina.

“Bylaws” shall mean the Bylaws of the Company, together with all amendments and any other modifications thereto, as in effect from time to time.

“Castle Harlan” shall mean Castle Harlan, Inc., a Delaware corporation.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, together with all amendments and any other modifications thereto, as in effect from time to time.

“Citizen of the United States “ shall mean a “Citizen of the United States” within the meaning of Section 2 of the Shipping Act of 1916, as amended, 46 U.S.C. App. § 802, specifically including subsection (c) of such section, qualified to own and operate vessels in the coastwise trade of the United States so long as such law, or any other law, rule or regulation to the same substantial effect, remains in effect.

“Closing” shall have the meaning set forth in Section 2(b)(i).

“Closing Date” shall have the meaning set forth in Section 2(b)(i).

“Common Shares” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the caption to this Purchase Agreement.

“Company Securities” shall have the meaning set forth in the recitals hereto.

“Convertible Notes” shall mean the 13.0% Convertible Promissory Notes in the original principal amount of $70,000,000 due July 7, 2005, issued by the Company on July 7, 2004.

“Credit Agreement” shall mean the Credit Agreement dated as of July 7, 2004, among Horizon, HLHC, the parties designated as Guarantors therein, the parties designated as Lenders therein, the parties designated as Issuing Banks therein, and UBS AG, Stamford Branch, as administrative agent and collateral agent for the Lenders and as Mortgage Trustee thereunder, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Debt Documents” shall mean (i) the Credit Agreement, (ii) the Collateral Agreement dated as of July 7, 2004, among Horizon, as co-borrower, the other Grantors identified therein and UBS, AG, Stamford Branch, as collateral agent for the Secured Parties, (iii) the notes (if any) issued by Horizon and HLHC, as co-borrowers, pursuant to Section 2.09(e) of the Credit Agreement, (iv) the Purchase Agreement dated June 30, 2004, among HLHC, Horizon, the Guarantors identified therein, and Goldman, Sachs & Co., UBS Securities LLC, and ABN AMRO Incorporated, (v) the Indenture, (vi) the 9.0% Senior Notes due 2012 dated as of July 7, 2004, co-issued by Horizon and HLHC, referred to in the Indenture as the “144A Global Note”, (vii) the 9.0% Senior Notes due 2012 dated as of July 7, 2004, co-issued by Horizon and HLHC, referred to in the Indenture as the “Temporary Regulation S Global Note”, (viii) the Amended and Restated Guarantee and Indemnity Agreement dated as of February 27, 2003, among HLH, LLC, Horizon, CSX Corporation, CSX Alaska Vessel Company, LLC, and SL Service, Inc., as supplemented by the joinder agreements, dated as of July 7, 2004 of HLHC, Horizon Lines of Puerto Rico, Inc., and the Subsidiaries of Horizon listed on Schedule 4(f) hereto, and (ix) the Master Lease Guaranty dated as of August 20, 2004, by HLHC in favor of LaSalle National Leasing Corporation, as modified or supplemented by the Agreement for Release of Guaranty dated as of August 20, 2004, among LaSalle National Leasing Corporation, Horizon and HLHC, in each case as the same shall be amended, amended and restated, supplemented or otherwise modified from time to time and including any successor agreement or instrument refinancing or replacing any of the indebtedness, obligations or guarantees arising under or evidenced by the existing agreement or instrument.

“Executive Agreements” shall mean (i) the Employment Agreement dated as of July 7, 2004, between Horizon and Charles G. Raymond, and (ii) the Employment Agreement dated as of July 7, 2004, between Horizon and M. Mark Urbania, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Final Signed Affidavits” shall have the meaning set forth in Section 2(b)(ii).

“Fundamental Documents” shall mean the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Fundamental Documents” of a corporation would be its certificate of incorporation and bylaws.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“HLHC” shall mean Horizon Lines Holding Corp., a Delaware corporation.

“Horizon” shall mean Horizon Lines, LLC, a Delaware limited liability company.

“Indenture” shall mean the Indenture dated as July 7, 2004, among HLHC, Horizon, the Guarantors identified therein, and The Bank of New York Trust Company, N.A., as trustee, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Management Agreement” shall mean the Agreement dated as of July 7, 2004, among Castle Harlan, HLHC, Horizon, and the Company.

“Marad” shall mean the Maritime Administration, United States Department of Transportation.

“Merger Agreement” shall mean the Amended and Restated Merger Agreement dated as of July 7, 2004, among the Company, H-Lines Subcorp., a Delaware corporation, HLHC and TC Group, L.L.C., solely in its capacity as the initial Holder Representative thereunder, as amended, amended and restated, supplemented or otherwise modified from time to time.

“MFN Letter” means the letter agreement dated as of the Closing Date, between the Company and the Purchaser, substantially in the form attached hereto as Annex VIII.

“Observer Letter” means the letter agreement dated as of the Closing Date, between the Company and the Purchaser, substantially in the form attached hereto as Annex II, with respect to the right of the Purchaser, together with certain other Persons, to designate an individual to attend meetings of the Company’s Board of Directors.

“Offering Circular” means the offering circular of HLHC and Horizon, dated as of June 30, 2004, with respect to the offering of $250 million original principal amount of 9.0% Senior Notes due 2012.

“Payment Instructions Letter” shall have the meaning set forth in Section 2(b)(ii).

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization or any other entity or organization, including a governmental entity or any department, agency or political subdivision thereof.

“Preferred Shares” shall have the meaning set forth in the recitals hereto.

“Purchase Price” shall have the meaning set forth in Section 2(a).

“Purchaser” shall have the meaning set forth in the caption to this Purchase Agreement.

“Put/Call Agreement” shall mean that certain Put/Call Agreement dated as of July 7, 2004, among the Company and the other parties thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Related Persons” shall mean, with respect to any Person, the directors, officers, employees, managers, investment advisers, partners, members, stockholders or other security holders of such Person (and of each tier of ownership of such Person and of each of the foregoing Persons).

“Securities Act” shall mean the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.

“Stockholder Confidentiality Agreement” shall mean the Stockholder Confidentiality Agreement, dated as of the Closing Date, between the Company and the Purchaser, substantially in the form attached hereto as Annex III.

“Stockholders Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” shall mean any Person (other than an individual) with respect to which a specified Person (or Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors, if a corporation, or other Persons performing similar functions.

“Transaction Documents” shall mean this Agreement, the Stockholders Agreement, the Voting Trust Agreement, the Stockholder Confidentiality Agreement, the Observer Letter, and the MFN Letter.

“transfer” and “dispose” shall have, unless the context indicates otherwise, the respective meanings ascribed to such terms in the Stockholders Agreement.

“Transferee” shall have the meaning set forth in Section 8(a).

“Voting Trust Agreement” shall have the meaning set forth in the recitals hereto.

“Voting Trustee” shall have the meaning ascribed to such term in the Voting Trust Agreement.

2. Purchase.

(a) Purchase.

Subject to the terms and conditions set forth in this Agreement, as of the Closing Date, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, the number of Common Shares and Preferred Shares set forth opposite the Purchaser’s name on Annex I hereto for an aggregate purchase price in cash of $20,653,844 (the “Purchase Price”), which consists of the sum of (i) the amount set forth opposite the name of the Purchaser under the last column on Annex I (the heading of which is “Base Purchase Price”), and (ii) accrued interest equal to $653,888 on the amount referred to in clause (i) above. For tax reporting purposes, 95% and 5% of such accrued interest shall be allocated to the Preferred Shares and the Common Shares, respectively, to be acquired by the Purchaser pursuant to this Section 2(a).

(b) The Closing.

(i) The closing (the “Closing”) of the purchase of the Company Securities to be acquired by the Purchaser pursuant to Section 2(a) hereof shall, subject to the satisfaction of the waiver of the applicable conditions precedent set forth in Section 5 below, take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, on the date hereof (the “Closing Date”).

(ii) At the Closing, (A) the Purchaser shall execute and deliver to the Company an Instrument of Accession in substantially the same form as annexed hereto as Annex IV to become a party to the Voting Trust Agreement, (B) the Company shall deliver to, and deposit with, the Voting Trustee the certificates representing the Company Securities acquired by the Purchaser pursuant to Section 2(a) hereof (which shall be held in a voting trust in accordance with the Voting Trust Agreement), (C) the Purchaser shall deliver to the Voting Trustee stock powers with respect to such Company Securities duly executed by such Purchaser in blank (which shall be held in a voting trust in accordance with the Voting Trust Agreement), (D) the Company shall cause the Voting Trustee to issue and deliver to the Purchaser a Voting Trust Certificate in substantially the same form annexed hereto as Annex V with respect to such Company Securities, (E) the Purchaser shall execute and deliver to the Company an Instrument of Accession in substantially the same form as annexed hereto as Annex VI to become a party to the Stockholders Agreement, (F) the Purchaser shall deliver to the Company such completed and signed Affidavits of the Purchaser and the Related Persons (as reasonably specified by the Company) of the Purchaser, dated as of the Closing Date (and ready for possible filing by the Company, in its sole discretion, with Marad or the United States Coast Guard), as may reasonably be requested by the Company (collectively, the “Final Signed Affidavits”), (G) the Purchaser and the Company shall execute and deliver the Stockholder Confidentiality Agreement, the Observer Letter and the MFN Letter, and (H) the Company shall deliver to the Purchaser the opinion of counsel for the Company substantially in the same form as annexed hereto as Annex VII. Upon the Closing, the Purchaser shall pay the Purchase Price pursuant to the payment instructions letter furnished by the Company (the “Payment Instructions Letter”).

(c) Use of Proceeds. The proceeds received by the Company from the issuance and sale of Company Securities to the Purchaser pursuant to Section 2(a) shall be used by the Company for the prepayment, to the extent of the amount of such proceeds, of the outstanding principal of, and accrued interest on, the Convertible Notes, to the extent such Convertible Notes are then outstanding, in accordance with the terms of the Convertible Notes.

3. Representations and Warranties and Covenants of the Purchaser.

(a) The Purchaser represents and warrants that it is acquiring Company Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act. The Purchaser agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Company Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Company Securities), except in compliance with the Securities Act, the rules and regulations promulgated thereunder, applicable state securities laws and the provisions of the Transaction Documents to which it is specified to be a party. The Purchaser represents and warrants that no other Person will have any interest, beneficial or otherwise, in the Company Securities acquired by the Purchaser hereby, except as permitted in the Transaction Documents to which the Purchaser is specified to be a party.

(b) The Purchaser acknowledges that it has been advised that (i) Company Securities are not registered under the Securities Act, and the Company has no obligation to effectuate any such registration, (ii) Company Securities must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in Company Securities unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company, and the Company has no obligation nor any intention to make such Rule available, (iv) when and if any Company Securities may be disposed of without registration in reliance on Rule 144, the amounts that may be disposed of may be limited in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, sale without registration will require compliance with Regulation D or some other exemption under the Securities Act, (vi) restrictive legends will be placed on the certificates representing Company Securities, and (vii) notations will be made in the appropriate records of the Company indicating that Company Securities are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to Company Securities,

(c) The Purchaser hereby covenants that if any Company Securities are disposed of by the Purchaser (i) in reliance upon Rule 144 under the Securities Act, the Purchaser shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with such disposition or (ii) pursuant to another exemption from registration under the Securities Act, the Purchaser shall deliver to the Company a legal opinion, reasonably satisfactory to the Company, as to the availability of and compliance with such exemption.

(d) The Purchaser represents and warrants that (i) it can afford to hold Company Securities for an indefinite period and to suffer the complete loss of its investment in Company Securities, (ii) it understands and has taken cognizance of all the risk factors related to its acquisition of Company Securities, (iii) its knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risks of acquiring Company Securities, (iv) it has reviewed, or has had an opportunity to review, copies of (A) this Agreement and the other Transaction Documents, (B) the Acquisition-Related Documents, (C) the Company’s Certificate of Incorporation (including, but not limited to, the provisions of Article V thereof, which (1) set forth the Company’s policy with respect to the ownership of Company Securities by Persons which are not Citizens of the United States, (2) impose transfer restrictions on Company Securities, (3) authorize the marking of certificates evidencing Company Securities to indicate whether the holder thereof is a Citizen of the United States, and (4) grant the Company certain rights of redemption with respect to Company Securities), (D) the Company’s Bylaws, (E) the Offering Circular, and (F) the other agreements contemplated hereby and thereby and all of the exhibits and schedules attached hereto and thereto.

(e) The Purchaser represents and warrants that (i) it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, as presently in effect, and (ii) it has had the opportunity to discuss the business, management and financial affairs (current and prospective) of the Company and its Subsidiaries with the directors, officers and management of the Company and its Subsidiaries and to review the operations and facilities of the Company and its Subsidiaries.

(f) The Purchaser represents and warrants that (i) it has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and such other Transaction Documents, (ii) the execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the performance by the Purchaser of its obligations thereunder have been duly authorized by all necessary action on its part, (iii) no other proceedings on its part are necessary to authorize its execution and delivery of this Agreement or such other Transaction Documents or its performance of its obligations under this Agreement or such other Transaction Documents, (iv) this Agreement and each other Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser, (v) the execution and delivery by the Purchaser of this Agreement and each other Transaction Document to which it is a party, and the performance by the Purchaser of its obligations under this Agreement and each such other Transaction Document, will not result in any conflict with, or result in a violation or breach of, (1) the Fundamental Documents of the Purchaser, (2) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which any property or asset of the Purchaser is bound, or (3) any Applicable Law to which the Purchaser is subject or by which any property or asset of the Purchaser is bound, and (vi) this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(g) The Purchaser represents and warrants that it has the financial capability to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is specified to be a party, and that it understands that, under the terms of this Agreement and such other Transaction Documents, its obligations hereunder and thereunder are not in any way contingent or otherwise subject to (i) its consummation of any financing arrangements or its obtaining any financing or (ii) the availability of any financing to it.

(h) The Purchaser represents and warrants that (i) it is a Citizen of the United States and (ii) the signed or, if in final form for official filing with Marad, unsigned Affidavits that have been delivered by the Purchaser or any Related Person of the Purchaser to the Company on or prior to the Closing Date are true and correct.

(i) From the date hereof until such time after the Closing at which it holds no shares of any class or series of Company Securities, the Purchaser covenants as follows:

(i) at any time the Purchaser ceases to be a Citizen of the United States, the Purchaser shall notify the Company thereof immediately thereafter;

(ii) the Purchaser shall (and shall cause each Related Person of the Purchaser to) (A) execute and deliver to the Company such Affidavits (for possible filing by the Company, in its sole discretion, with Marad or the United States Coast Guard) as may be reasonably requested by the Company from time to time (and the Purchaser further covenants that such Affidavits shall be true and correct), (B) promptly make or cause to be made the filings with Marad or the United States Coast Guard, if any, requested of such Person by the Company (or such Governmental Authority) with respect to the status of such Person as a Citizen of the United States (and the Purchaser further covenants that such filings shall be true and correct), (C) comply at the earliest practicable date with any request by the Company (or Marad or the United States Coast Guard) for additional information, documents or other material with respect to such Person or its status as a Citizen of the United States, and (D) cooperate with the Company in connection with any such filing or request and in connection with resolving any investigation or other inquiry of the Company, Marad or the United States Coast Guard with respect to such filing or request; and

(iii) the Purchaser shall (and shall cause each Related Person of the Purchaser to) promptly inform the Company of any communication by such Person with, and any proposed understanding, undertaking, or agreement of such Person with, Marad or the United States Coast Guard regarding any filings or requests referred to in clause (ii) above.

4. Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business to transact business and is in good standing in each jurisdiction in which such qualification is required. The Company has all required power and authority necessary to own and operate its property and to carry on its business as now conducted and presently proposed to be conducted.

(b) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and such other Transaction Documents. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on its part, and no other corporate proceedings on the part of the Company are necessary to authorize its execution and delivery of this Agreement or such other Transaction Documents or its performance of its obligations under this Agreement or such other Transaction Documents. This Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered by the Company. This Agreement and each other Transaction Document to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(c) The execution and delivery by the Company of this Agreement and each other Transaction Document to which it is a party, and the performance by the Company of its obligations under this Agreement and each such other Transaction Document, will not result in any conflict with, or result in a violation or breach of, (i) the Fundamental Documents of the Company or any of its Subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary thereof is a party or by which any property or asset of the Company or such Subsidiary is bound, or (iii) any Applicable Law to which the Company or any Subsidiary thereof is subject or by which any property or asset of the Company or such Subsidiary is bound, except, in the case of clause (ii) above, such conflicts or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

(d) As of the date hereof and before giving effect to the consummation of the transactions contemplated by this Agreement, the other Transaction Documents or the Put/Call Agreement, the authorized capital stock of the Company consisted of (i) 18,000,000 shares of Preferred Stock, par value $.01 per share, which consisted of 18,000,000 shares designated as Series A Redeemable Preferred Stock, of which (A) 8,391,180 shares were issued and outstanding, (B) 1,102,260 shares were reserved for issuance by the Company pursuant to the Put/Call Agreement, (C) 190,000 shares were reserved for issuance by the Company to employees of the Company and its Subsidiaries, and (D) the remaining shares were not issued, outstanding, held in treasury or reserved for issuance; and (ii) 2,000,000 shares of Common Stock, par value $.01 per share, of which (A) 559,412 shares were issued and outstanding, (B) 73,484 shares were reserved for issuance by the Company pursuant to the Put/Call Agreement, (C) 120,095 shares were reserved for issuance by the Company to employees of the Company and its Subsidiaries, and (D) the remaining shares were not issued, outstanding, held in treasury or reserved for issuance. When issued upon the terms and conditions of this Agreement (and paid for as contemplated by this Agreement), the Company Securities to be acquired by the Purchaser pursuant to Section 2(a) hereof will be validly issued and fully paid and non-assessable, with no personal liability attached to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company (other than as set forth in the Fundamental Documents of the Company and its Subsidiaries or the Transaction Documents), and, based upon the representations and warranties of the Purchaser set forth in Section 3 hereof, will have been issued in compliance with applicable state and federal securities laws.

(e) The outstanding Company Securities are all duly and validly authorized and issued, with no personal liability attached to the ownership thereof, and were issued in compliance with all applicable state and federal securities laws. There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any Company Securities, except (i) as set forth in the Fundamental Documents of the Company and its Subsidiaries, (ii) for this Agreement and the other Transaction Documents and the Acquisition-Related Documents, and (iii) for the options issued by HLHC prior to July 7, 2004, exercisable, as of the date hereof, for an aggregate of 29,246 shares of HLHC’s common stock (all of which shares, upon issuance, are subject to the provisions of the Put/Call Agreement, pursuant to which, as of the date hereof, up to 73,484 Common Shares and up to 1,102,260 Preferred Shares may be issued in exchange for all of such shares), and the option plan and option agreements pursuant to which such options were granted, in each case as amended or otherwise modified through the date hereof.

(f) Except for the Subsidiaries of the Company set forth on Schedule 4(f) hereto, the Company does not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, limited liability company or other business entity.

(g) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which the Company is a party, except for (i) such filings required pursuant to applicable state and federal securities laws, which filings will be made within the statutory period and (ii) such filings with Marad which are required by Marad in connection with the transactions contemplated by this Agreement, which filings will be made following the Company’s receipt of the Final Signed Affidavits.

(i) Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Company Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of applicable state blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(j) There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary thereof by any Person that challenges the legality, validity or enforceability of this Agreement or any other Transaction Document to which the Company is a party (or the right of the Company to enter into this Agreement or any other Transaction Documents to which the Company is a party and to perform its obligations hereunder or thereunder).

5. Conditions Precedent to Closing.

(a) Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, the obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by the Purchaser):

(i) All permits, approvals, clearances, filings with and consents of any and all Governmental Authorities required to be obtained, received or made by the Company, including, without limitation, Marad, in connection with the Closing and the transactions contemplated by this Agreement and the other Transaction Documents shall have been procured.

(ii) There shall not be in force any order or decree, statute, rule or regulation by any Governmental Authority restraining, enjoining or prohibiting the consummation of the Closing.

(iii) Each of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents to which the Company is a party shall be true and correct in all material respects both on the date hereof and as of the Closing Date (except that any such representation or warranty which speaks, by its terms, as of a specific date or time other than the date hereof or the Closing, shall be true and correct as of such date), with the same effect as if made on the Closing Date at and as of the Closing, and each of the covenants and agreements of the Company to be performed or complied with by the Company as of or prior to the Closing shall have been performed or complied with by the Company in all material respects.

(iv) The Company shall have delivered the certificates, and the other documents (if any) required to be delivered by it pursuant to Section 2(b)(ii) in accordance with the provisions thereof.

(b) Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, the obligation of the Company to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by the Company):

(i) All permits, approvals, clearances, filings with and consents of any and all Governmental Authorities required to be obtained, received or made by the Company, including, without limitation, Marad, in connection with the Closing and the transactions contemplated by this Agreement and the other Transaction Documents shall have been procured.

(ii) There shall not be in force any order or decree, statute, rule or regulation by any Governmental Authority restraining, enjoining or prohibiting the consummation of the Closing.

(iii) Each of the representations and warranties of the Purchaser contained in this Agreement and the other Transaction Documents to which the Purchaser is a party shall be true and correct in all material respects both on the date hereof and as of the Closing Date (except that the representation and warranty of the Purchaser set forth in Section 3(h) hereof shall be true and correct in all respects as of such date and as of the Closing Date), with the same effect as if made on the Closing Date at and as of the Closing, and each of the covenants and agreements of the Purchaser to be performed or complied with by the Purchaser as of or prior to the Closing shall have been performed or complied with by the Purchaser in all material respects.

(iv) The Purchaser shall have made the payments specified in the Payment Instructions Letter to be made at the Closing.

(v) The Company shall have received the Final Signed Affidavits and the Instruments of Accession and the other documents (if any) required to be received by the Company pursuant to Section 2(b)(ii) in accordance with the provisions thereof.

6. Further Assurances.

Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

7. Annual and Quarterly Reports. From and after the Closing, so long as the Purchaser holds at least 35% of the shares of each series or class of Company Securities purchased by it hereunder (adjusted for splits, stock dividends or similar pro rata recapitalization events with respect to such class or series of Company Securities), the Company shall furnish, or cause to be furnished, to the Purchaser the reports required to be delivered pursuant to Section 4.18 of the Indenture (as in effect as of the date hereof), provided that the Indenture remains in effect and such reports are required to be delivered to the holders of the notes issued thereunder.

8. Miscellaneous Provisions.

(a) Assignability; Binding Effect. Except as otherwise provided in this Section, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void; provided, that, if, after the Closing, the Purchaser shall transfer or dispose of any Company Securities purchased by it under this Agreement to any Person (a “Transferee”) pursuant to the Stockholder Agreement, such transfer or disposal shall be conditioned on the execution and delivery by such Transferee (if not already a party to this Agreement) of a joinder agreement to this Agreement reasonably satisfactory to the Company, pursuant to which such Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as a Purchaser hereunder. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all successors, permitted assigns, personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto.

(b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, two business days after the date of mailing, or, if by national next-day delivery service, on the business day after delivery to such service as follows:

(i) if to the Company, to it at:

H-Lines Holding Corp.

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Attention: General Counsel

Telecopier No.: 704-973-7010

with a copy to:

Castle Harlan, Inc.

150 East 58th Street, 37th Floor

New York, New York 10155

Attention: Howard Weiss

                    Marcel Fournier

Telecopier No.: 212-207-8042

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: André Weiss, Esq.

Telecopier No.: 212-593-5955

(ii) If to the Purchaser, to it at:

Stockwell Fund L.P.

c/o Glencoe Capital

222 West Adams Street, Suite 1000

Chicago, IL 60606

Attention: Phillip J. Gerber

Telecopier No.: 312-795-0455

with a copy to:

Dykema Gossett PLLC

124 West Allegan Street, Suite 800

Lansing, Michigan 48933

Attention: James P. Kiefer

Telecopier No.: 517-374-9191

(c) Applicable Law; Consent; Waiver of Jury Trial. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law to the contrary. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT UNDER THIS AGREEMENT OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with other Transaction Documents, sets forth the entire understanding of the parties with respect to the subject matter hereof. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended only by the written consent of each party hereto, and each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived only by the written waiver of the party against whom such action or inaction may negatively affect, but, in any case, such consent or waiver shall only be effective in the specific instance and for the specific purpose for which given.

(e) Headings, etc. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of the Agreement. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provision to be drafted.

(f) Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(h) Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

(i) Survival of Covenants. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to a party pursuant hereto or in connection herewith shall survive the execution and delivery to such party of this Agreement and of Company Securities.

(j) Brokers Fees, etc. Each party hereto represents and warrants to each other party that no broker’s, finder’s or placement fee or commission will be payable to any Person alleged to have been retained by such representing and warranting party with respect to the transactions contemplated by this Agreement. Each party hereto hereby indemnifies each other party against and agrees that it will hold each other party and each of such party’s affiliates (and each of the trustee, employees and other fiduciaries or agents of such party) harmless from any claim, demand or liability for any broker’s, finder’s or placement fee or commission alleged to have been incurred by such indemnifying party, including, without limitation, reasonable attorneys’ fees.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

STOCKWELL FUND, L.P.

By:	STOCKWELL MANAGERS, LLC, its general partner

By:	/s/ Thomas L. Hufnagel
Name:	Thomas L. Hufnagel
Title:	Vice President

H-LINES HOLDING CORP.

By:	/s/ Charles G. Raymond
Name:	Charles G. Raymond
Title:	President

ANNEX I

Name	Number of Units[1]	Number of Common Shares	Price Per Common Share	Base Price for Common Shares	Number of Preferred Shares	Price Per Preferred Share	Base Price for Preferred Shares	Base Purchase Price
Stockwell Fund	126,582	126,582	$8.00	$1,012,656.00	1,898,730	$10.00	$18,987,300.00	$19,999,956.00

[1]	For purposes of this Agreement, the term “Unit” is intended to refer, solely for sake of convenience, to (i) 15 Preferred Shares and (ii) one Common Share, and does not constitute a separate security to be issued, sold or purchased pursuant to this Agreement.

ANNEX II

Form of Observer Letter

See Attached.

ANNEX III

Form of Stockholder Confidentiality Agreement

See Attached.

ANNEX IV

INSTRUMENT OF ACCESSION

AMENDED AND RESTATED VOTING TRUST AGREEMENT

The undersigned, Stockwell Fund L.P., as a condition precedent to becoming the owner or holder of record of (i) one hundred twenty six thousand five hundred eighty two (126,582) shares of Common Stock, par value $0.01 per share, of H-Lines Holding Corp., a Delaware corporation (the “Company”) and (ii) one million eight hundred ninety eight thousand seven hundred thirty (1,898,730) shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company, hereby agrees to become a “Stockholder” under, a party to, and bound by, that certain Amended and Restated Voting Trust Agreement dated as of October 15, 2004, by and among the Company, each of the persons or entities listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the “Voting Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof. This Instrument of Accession shall take effect and shall become an integral part of said Amended and Restated Voting Trust Agreement immediately upon execution and delivery to the Voting Trustee of this Instrument.

IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:
Address:	c/o Glencoe Capital
222 West Adams Street, Suite 1000
Chicago, IL 60606

Date:

Accepted:

VOTING TRUSTEE:

By:
Name:

Date:

ANNEX V

THIS VOTING TRUST CERTIFICATE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST THEREIN MAY BE TRANSFERRED EXCEPT IN COMPLIANCE, ESTABLISHED TO SATISFACTION OF THE ISSUER, WITH SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER BY THE SECURITIES AND EXCHANGE COMMISSION.

THIS VOTING TRUST CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A STOCKHOLDERS AGREEMENT ON FILE WITH H-LINES HOLDING CORP.

VOTING TRUST CERTIFICATE

H-LINES HOLDING CORP.

No. V-

Class:	Common Stock Shares:	126,582

Class:	Series A Redeemable
	Preferred Stock Shares:	1,898,730

This certificate is evidence that Stockwell Fund L.P. has deposited (i) one hundred twenty six thousand five hundred eighty two (126,582) shares of Common Stock, $0.01 par value per share, of H-Lines Holding Corp., a Delaware corporation (“Holdings”), and (ii) one million eight hundred ninety eight thousand seven hundred thirty (1,898,730) shares of Series A Redeemable Preferred Stock, $0.01 par value per share, of Holdings, with the Voting Trustee hereinafter named in accordance with the terms and conditions of the Amended and Restated Voting Trust Agreement (the “Agreement”) dated as of October 15, 2004, among Holdings, each of the persons or entities listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the “Voting Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof.

This certificate and the interest represented hereby is transferable on the books of the Trust only in accordance with the terms and conditions of the Agreement and any holder of this Certificate takes the same subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Voting Trustee has signed this certificate as of the 15th day of October, 2004.

VOTING TRUSTEE:

John K. Castle

I-1

ANNEX VI

INSTRUMENT OF ACCESSION

STOCKHOLDERS AGREEMENT

The undersigned, Stockwell Fund L.P., as a condition precedent to becoming the owner or holder of record of (i) one hundred twenty six thousand five hundred eighty two (126,582) shares of Common Stock, par value $0.01 per share, of H-Lines Holding Corp., a Delaware corporation (the “Company”) and (ii) one million eight hundred ninety eight thousand seven hundred thirty (1,898,730) shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company, hereby agrees to become a “Stockholder” under, a party to, and bound by, that certain Stockholders Agreement dated as of July 7, 2004, by and among the Company and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof. This Instrument of Accession shall take effect and shall become an integral part of said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:

Address:

Date:

Accepted:

By:

Date:

By:

Date:

ANNEX VII

Form of Opinion of Schulte Roth & Zabel LLP

ANNEX VIII

Form of MFN Letter

See Attached.

SCHEDULE 4(f)

Subsidiaries

1.	Horizon Lines Holding Corp.

2.	HLH, LLC

3.	Horizon Lines of Puerto Rico, Inc.

4.	Horizon Lines, LLC

5.	Falconhurst, LLC

6.	Horizon Lines Ventures, LLC

7.	Horizon Lines of Alaska, LLC

8.	Horizon Lines of Guam, LLC

9.	Horizon Lines Vessels, LLC

10.	Horizon Services Group, LLC

11.	Sea Readiness, LLC

12.	Sea-Logix, LLC

13.	S-L Distribution Service, LLC

14.	SL Payroll Services, LLC